Exhibit 23
DELOITTE & TOUCHE LLP
One City Centre
St. Louis, MO 63101

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-60996 and 33-52357 of Laclede Gas Company and its subsidiary companies on Form S-3 and in Registration Statement Nos. 33-38413, 33-57573 and 33-64933 of Laclede Gas Company and its subsidiary companies on Form S-8 of our report dated November 19, 1998 appearing in this Annual Report on Form 10-K of Laclede Gas Company and its subsidiary companies for the year ended September 30, 1998.


Deloitte & Touche LLP

December 17, 1998





































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